Exhibit 99.1

CONTACT

Tracey Schroeder

Chief Marketing Officer

Tracey.schroeder@cpsi.com

(251) 639-8100

CPSI ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS

MOBILE, ALA. (February 29, 2024) – CPSI (NASDAQ: CPSI), a healthcare solutions company, today announced results for the fourth quarter and year ended December 31, 2023.

Fourth Quarter 2023 Financial Overview

All comparisons are to the fourth quarter ended December 31, 2022, unless otherwise noted.

●	Bookings of $26.0 million compared to $24.7 million
●	Total revenue of $85.9 million compared to $83.2 million
●	Revenue Cycle Management (RCM) revenue of $51.0 million compared to $45.7 million
o	RCM revenue represented 60.7% of CPSI’s total recurring revenue and 59.3% of CPSI’s total revenue
●	GAAP loss per diluted share of $(2.92) and non-GAAP earnings per diluted share of $0.36
●	Adjusted EBITDA of $12.0 million compared to $13.2 million

Full Year 2023 Financial Overview

All comparisons are to the year ended December 31, 2022, unless otherwise noted.

●	Bookings of $85.1 million compared to $89.4 million
●	Total revenue of $339.4 million compared to $326.6 million
●	Revenue Cycle Management (RCM) revenue of $193.9 million compared to $179.9 million
o	RCM revenue represented 58.9% of CPSI’s total recurring revenue and 57.1% of CPSI’s total revenue
●	GAAP loss per diluted share of $(3.15) and non-GAAP earnings per diluted share of $1.79
●	Adjusted EBITDA of $47.6 million compared to $55.9 million

“Despite the challenges we faced in 2023, we were able to finish out the year with a strong fourth quarter in terms of revenue performance, and we kicked off 2024 with the exciting news announcing our imminent rebrand to TruBridge,” said Chris Fowler, chief executive officer of CPSI. “Unifying our identity under this brand reflects our transformation as an organization that is leveraging its strengths and expertise to deliver a more cohesive and comprehensive suite of solutions to our customers.

“We believe that the investments we made to enhance our business over the past few quarters will provide us with a strong foundation from which to grow. We see a significant opportunity ahead to improve the financial health of our community hospital partners, and we are confident that our recent acquisition of Viewgol has only strengthened our position in the market. We look forward to seizing this opportunity and making further progress throughout 2024.”

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CPSI Announces Fourth Quarter and Full Year 2023 Results

February 29, 2024

First Quarter 2024 Financial Outlook

For the first quarter 2024, the Company is providing an initial outlook of:

●	Revenue in the range of $82 million to $84 million
●	Adjusted EBITDA of $8.5 million to $9.5 million

2024 Financial Outlook1

For the full year 2024, the Company is providing an initial outlook of:

●	Revenue in the range of $340 million to $350 million
●	Adjusted EBITDA of $45 million to $50 million

Conference Call Information

CPSI will hold a live webcast to discuss fourth quarter and full year 2023 results today, Thursday, February 29, 2024, at 3:30 p.m. Central time/4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI has over four decades of experience in connecting providers, patients and communities with innovative solutions that support both the clinical and financial side of healthcare delivery. We provide business, consulting, and managed information technology (IT) services, including our industry leading HFMA Peer Reviewed® suite of revenue cycle management (RCM) offerings, to help streamline day-to-day revenue functions, enhance productivity, and support the financial health of healthcare organizations. Our patient engagement solutions provide patients and providers with the critical information and tools they need to share existing clinical data and analytics that support value-based care, improve outcomes, and increase patient satisfaction. We support efficient patient care across an expansive base of community hospitals with electronic health record (EHR) product offerings that successfully integrate data between care settings. We make healthcare accessible through data-driven insights that support informed decisions and deliver workflow efficiencies, while keeping patients at the center of care. We are a healthcare solutions company. We clear the way for care. For more information, please visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward‑looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward‑looking statements. Such factors may include: a public health crisis, such as the COVID-19 pandemic, and related economic disruptions; saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; transition to a subscription-based recurring revenue model and modernization of our technology; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; our ability to attract and retain qualified client service and support personnel; disruption from periodic restructuring of our sales force; potential inability to properly manage growth in new markets we may enter; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us; our reliance on an international workforce which exposes us to various business disruptions; potential failure to develop new products or enhance current products that keep pace with market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; lack of employment or non-competition agreement with most of our key personnel; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; potential material adverse effects due to macroeconomic conditions, including bank failures or changes in related regulation; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

1 Excluding revenues, the Company does not provide guidance on a GAAP basis as certain items that impact Adjusted EBITDA or non-GAAP net income such as severance and other nonrecurring charges, which may be significant, are outside the Company’s control and/or cannot be reasonably predicted.  Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP measures.  For a reconciliation of other non-GAAP financial measures, see the non-GAAP financial reconciliation tables in this release.

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CPSI Announces Fourth Quarter and Full Year 2023 Results

February 29, 2024

Computer Programs and Systems, Inc.

Condensed Consolidated Statements of Income

(In '000s, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues
RCM	$50,956	$45,670	$193,929	$179,870
EHR	33,412	35,968	138,063	139,823
Patient engagement	1,500	1,586	7,443	6,955
Total revenues	85,868	83,224	339,435	326,648

Expenses
Costs of revenue (exclusive of amortization and depreciation)
RCM	28,731	25,956	110,192	97,024
EHR	14,153	17,497	62,048	65,661
Patient engagement	810	1,061	3,628	3,856
Total costs of revenue (exclusive of amortization and depreciation)	43,694	44,514	175,868	166,541
Product development	10,347	9,001	37,246	31,898
Sales and marketing	6,143	4,553	28,049	27,131
General and administrative	21,682	14,650	76,153	54,965
Amortization	6,974	5,687	24,522	20,887
Depreciation	554	553	1,946	2,443
Impairment of goodwill	35,913	-	35,913	-
Impairment of trademark intangibles	2,342	-	2,342	-
Total expenses	127,649	78,958	382,039	303,865

Operating income (loss)	(41,781)	4,266	(42,604)	22,783

Other income (expense):
Other income	176	264	745	1,178
Gain (loss) on contingent consideration	-	(427)	-	565
Loss on extinguishment of debt	-	-	-	(125)
Interest expense	(4,116)	(2,276)	(12,521)	(6,320)
Total other income (expense)	(3,940)	(2,439)	(11,776)	(4,702)

Income (loss) before taxes	(45,721)	1,827	(54,380)	18,081

Provision (benefit) for income taxes	(3,247)	(690)	(8,591)	2,214

Net income (loss) (1)	$(42,474)	$2,517	$(45,789)	$15,867

Net income (loss) per common share—basic	$(2.92)	$0.17	$(3.15)	$1.08
Net income (loss) per common share—diluted	$(2.92)	$0.17	$(3.15)	$1.08

Weighted average shares outstanding used in per common share computations:
Basic	14,205	14,210	14,187	14,356
Diluted	14,205	14,210	14,187	14,356

(1) In connection with the Company’s disposition of AHT in January 2024 and other factors, management is finalizing certain line items in the financial statements included herein, primarily related to the amount of goodwill impairment. Any change to the amount of goodwill impairment set forth in this earnings release (and the corresponding impact on related line items) is not expected to be material. The final amount of goodwill impairment and the amounts of impacted line items for fiscal year 2023 will be reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Any change to the amounts for the fourth quarter of 2023 will be provided on the Investor Relations portion of the Company’s website.

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CPSI Announces Fourth Quarter and Full Year 2023 Results

February 29, 2024

Computer Programs and Systems, Inc.

Condensed Consolidated Balance Sheets

(In '000s, except per share data)

	December 31, 2023 (unaudited)	Dec. 31, 2022
Assets
Current assets
Cash and cash equivalents	$3,848	$6,951
Accounts receivable, net of allowance for expected credit losses of $3,631 and $2,854, respectively	59,723	51,311
Financing receivables, current portion (net of allowance for expected credit losses of $319 and $223, respectively)	3,997	4,474
Inventories	475	784
Prepaid income taxes	1,628	701
Prepaid expenses and other	15,807	10,338
Assets of held for sale disposal group	25,754	-
Total current assets	111,232	74,559

Property & equipment, net	8,974	9,884
Software development costs, net	39,139	27,257
Operating lease assets	5,192	7,567
Financing receivables, net of current portion (net of allowance for expected credit losses of $97 and $326, respectively)	1,226	3,312
Other assets, net of current portion	7,314	8,131
Intangible assets, net	89,213	102,000
Goodwill	171,909	198,253
Total assets	$434,199	$430,963

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$10,133	$7,035
Current portion of long-term debt	3,141	3,141
Deferred revenue	8,677	11,590
Accrued vacation	5,410	6,214
Liabilities of held for sale disposal group	754	-
Other accrued liabilities	19,892	16,475
Total current liabilities	48,007	44,455

Long-term debt, net of current portion	195,270	136,388
Operating lease liabilities, net of current portion	3,074	5,651
Deferred tax liabilities	1,230	12,758
Total liabilities	247,581	199,252

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 15,121 and 14,913 shares issued, respectively	15	15
Treasury stock, 572 and 483 shares, respectively	(17,075)	(14,500)
Additional paid-in capital	195,546	192,275
Retained earnings	8,132	53,921
Total stockholders' equity	186,618	231,711

Total liabilities and stockholders' equity	$434,199	$430,963

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CPSI Announces Fourth Quarter and Full Year 2023 Results

February 29, 2024

Computer Programs and Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(In '000s)

(Unaudited)

	Twelve Months Ended December 31,
	2023	2022
Operating activities:
Net income (loss)	$(45,789)	$15,867
Adjustments to net income:
Provision for credit losses	1,920	992
Deferred taxes	(11,305)	(6,688)
Stock-based compensation	3,271	5,173
Depreciation	1,946	2,443
Loss on extinguishment of debt	-	125
Amortization of acquisition-related intangibles	16,426	17,403
Amortization of software development costs	8,096	3,484
Amortization of deferred finance costs	359	332
Impairment of goodwill	35,913	-
Impairment of trademark intangibles	2,342	-
Gain on contingent consideration	-	(565)
Non-cash operating lease costs	1,602	-
Loss on disposal of PP&E	117	-
Changes in operating assets and liabilities:
Accounts receivable	(11,319)	(12,428)
Financing receivables	2,659	6,144
Inventories	309	71
Prepaid expenses and other	(4,554)	(2,930)
Accounts payable	3,075	(1,429)
Deferred revenue	(2,913)	61
Operating lease liabilities	(2,063)	-
Other liabilities	1,894	422
Prepaid income taxes	(927)	3,898
Net cash provided by operating activities	1,059	32,375

Investing activities:
Purchase of business, net of cash acquired	(36,705)	(43,364)
Investment in software development	(23,059)	(19,097)
Purchases of property and equipment	(346)	(270)
Net cash used in investing activities	(60,110)	(62,731)

Financing activities:
Treasury stock purchases	(2,575)	(11,924)
Proceeds from long-term debt	-	575
Payments of long-term debt principal	(3,500)	(3,563)
Proceeds from revolving line of credit	67,023	48,000
Payments of revolving line of credit	(5,000)	(5,300)
Payments of contingent consideration	-	(1,935)
Proceeds from exercise of stock options	-	23
Net cash provided by (used in) financing activities	55,948	25,876

Decrease in cash and cash equivalents	(3,103)	(4,480)

Cash and cash equivalents, beginning of period	6,951	11,431
Cash and cash equivalents, end of period	$3,848	$6,951

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CPSI Announces Fourth Quarter and Full Year 2023 Results

February 29, 2024

Computer Programs and Systems, Inc.

Consolidated Bookings

(In '000s)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In '000s	2023	2022	2023	2022
RCM(1)	$14,158	$13,373	$48,986	$48,065
EHR(2)	10,888	10,678	33,143	38,152
Patient engagement(1)	969	620	2,973	3,188

Total	$26,015	$24,671	$85,102	$89,405

(1) Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

(2) Generally calculated as the total contract price (for system sales) and annualized contract value (for support) for perpetual license system sales and total contract price for SaaS sales.

Computer Programs and Systems, Inc.

Bookings Composition

(In '000s, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
RCM
Net new(1)	$7,130	$5,173	$18,237	$14,830
Cross-sell(1)	6,310	8,090	26,426	29,956
TruCode	718	110	4,323	3,273
EHR
Non-subscription sales(2)	3,725	4,181	14,544	16,870
Subscription revenue(3)	5,596	5,191	13,737	16,698
Other	1,567	1,306	4,862	4,584
Patient engagement	969	620	2,973	3,194

Total	$26,015	$24,671	$85,102	$89,405

(1) “Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, such bookings are generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

(2) Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.

(3) Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

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CPSI Announces Fourth Quarter and Full Year 2023 Results

February 29, 2024

Computer Programs and Systems, Inc.

Adjusted EBITDA - by Segment

(In '000s)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In '000s	2023	2022	2023	2022
RCM	$6,596	$8,824	$24,800	$35,219
EHR	5,506	4,886	22,900	22,507
Patient engagement	(118)	(482)	(124)	(1,827)

Total	$11,984	$13,228	$47,576	$55,899

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CPSI Announces Fourth Quarter and Full Year 2023 Results

February 29, 2024

Computer Programs and Systems, Inc.

Reconciliation of Non-GAAP Financial Measures

(In '000s)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted EBITDA:	2023	2022	2023	2022
Net income (loss), as reported	$(42,474)	$2,517	$(45,789)	$15,867
Net Income Margin	(49.5%)	3.0%	(13.5%)	4.9%

Deferred revenue and other purchase accounting-related adjustments	-	-	-	109
Depreciation expense	554	553	1,946	2,443
Amortization of software development costs	2,591	1,200	8,096	3,483
Amortization of acquisition-related intangibles	4,383	4,486	16,426	17,403
Impairment of goodwill	35,913	-	35,913	-
Impairment of trademark intangibles	2,342	-	2,342	-
Stock-based compensation	1,108	(111)	3,271	5,173
Severance and other nonrecurring charges	6,874	2,834	22,186	4,505
Interest expense and other, net	3,940	2,012	11,776	5,267
Loss (gain) on contingent consideration	-	427	-	(565)
Provision (benefit) for income taxes	(3,247)	(690)	(8,591)	2,214

Total Adjusted EBITDA	$11,984	$13,228	$47,576	$55,899
Adjusted EBITDA Margin	14.0%	15.9%	14.0%	17.1%

Computer Programs and Systems, Inc.

Reconciliation of Non-GAAP Financial Measures

(In '000s, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Non-GAAP Net Income and Non-GAAP EPS:	2023	2022	2023	2022
Net income (loss), as reported	$(42,474)	$2,517	$(45,789)	$15,867

Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other purchase accounting-related adjustments	-	-	-	109
Amortization of acquisition-related intangible assets	4,383	4,486	16,426	17,403
Stock-based compensation	1,108	(111)	3,271	5,173
Severance and other nonrecurring charges	6,874	2,834	22,186	4,505
Non-cash interest expense	90	90	359	332
Loss on extinguishment of debt	-	-	-	125
Impairment of trademark intangibles	2,342	-	2,342	-
Impairment of goodwill	35,913	-	35,913	-
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(3,107)	(1,533)	(9,363)	(5,806)
Tax shortfall (windfall) from stock-based compensation	-	-	65	(112)
Loss (gain) on contingent consideration	-	427	-	(565)

Non-GAAP net income	$5,129	$8,710	$25,410	$37,031

Weighted average shares outstanding, diluted	14,205	14,210	14,187	14,356

Non-GAAP EPS	$0.36	$0.61	$1.79	$2.58

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

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CPSI Announces Fourth Quarter and Full Year 2023 Results

February 29, 2024

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non‑GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

●

Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) deferred revenue purchase and other accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) depreciation expense; (iii) amortization of software development costs; (iv) amortization of acquisition-related intangibles; (v) impairment of goodwill; (vi) impairment of trademark intangibles; (vii) stock-based compensation; (viii) severance and other non‑recurring charges; (ix) interest expense and other, net; (x) gain on contingent consideration; and (xi) the provision for income taxes.

●	Adjusted EBITDA Margin – Adjusted EBITDA Margin is calculated as Adjusted EBITDA, as defined above, divided by total revenue.
●

Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) deferred revenue and other purchase accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) severance and other non-recurring charges; (v) non-cash interest expense; (vi) loss on extinguishment of debt; (vii) impairment of trademark intangible assets; (viii) impairment of goodwill; and (ix) the total tax effect of items (i) through (vi). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall (windfall) from stock-based compensation and gain on contingent consideration.

●	Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

●

Deferred revenue and other purchase accounting adjustments – Deferred revenue purchase accounting adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.

●

Amortization of acquisition-related intangibles – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

●

Impairment of goodwill - Goodwill impairment charges are non-cash expenses that are the result of annual (and, if necessary, more frequently than annual) impairment tests required by GAAP. These impairment tests are required to be on a per-reporting-unit basis, with our accounting policy elections resulting in any impairment being the result of the reporting unit carrying value exceeding the estimated fair value. We exclude these non-cash goodwill impairment charges because we believe (i) such items are largely non-recurring in nature and (ii) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations.

●

Impairment of trademark intangibles – Impairment charges are non-cash expenses that are the result of tests required by GAAP whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. We exclude these non-cash impairment charges because we believe (i) such items are largely non-recurring in nature and (ii) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations.

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CPSI Announces Fourth Quarter and Full Year 2023 Results

February 29, 2024

●

Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

●

Severance and other nonrecurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered non-recurring. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and transaction-related costs) from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

●

Non-cash interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

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Tax shortfall (windfall) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the third quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock‑based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

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(Loss) gain on contingent consideration – The purchase agreement for our acquisition of TruCode in 2021 contained contingent consideration, or “earnout,” provisions whereby the previous shareholders of TruCode would receive additional consideration at the conclusion of a one-year period beginning on the acquisition date and ending on the first anniversary of the acquisition date, depending on the achievement of certain profitability targets. After the initial measurement period, U.S. GAAP requires that any adjustments to the estimated fair value of this contingent liability, including upon final determination of amounts due, should be recorded in the relevant period’s earnings. We exclude gains on contingent consideration from non-GAAP financial measures because we believe (i) the amount of such gains in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gains can vary significantly between periods.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non‑GAAP Financial Measures” above.

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